Exhibit 10(a)(1)

             Resolutions Amending 1990 Executive Stock Purchase Plan

         WHEREAS, the Board of Directors adopted on January 9, 1990, and the stockholders approved on March 13, 1990, the 1990 Executive Stock Purchase Plan (the "Plan"); and

         WHEREAS, Section 13 of the Plan provides that the Plan may be amended by the Board of Directors at any time and in any way that shall not adversely affect the rights of employees under subscription agreements theretofore entered into pursuant to the Plan; and

         WHEREAS, the Stock Option and Compensation Committee recommends that the dates for the granting and exercise of options under the Plan be amended; now, therefore, it is

         RESOLVED, that the second sentence of Section 4 of the Plan be and hereby is amended to read as follows:

         The Company shall grant annually on February 1 of each year to each Eligible Employee an option to purchase up to that number of whole shares of Common Stock determined by dividing an amount equal to 50% of his or her Bonus paid with respect to the most recently ended fiscal year of the Company by the option price established pursuant to Section 5 (an "Option").

         FURTHER RESOLVED, that the first sentence of Section 5 of the Plan be and hereby is amended to read as follows:

         The price at which options may be exercised shall be 85% of the fair market value of the Common Stock as of January 31 of each year, or if January 31 is not a business day then the business day next preceding January 31.

         FURTHER RESOLVED, that the first sentence of Section 6 of the Plan be and hereby is amended to read as follows:

         During the period beginning February 1 next following the date which the option price is fixed and ending on the 20th day of such February, or if February 20 is not a business day then the business day next following February 20, each Eligible Employee may exercise all or any portion of his or her Option by execution and delivery to the Treasurer of the Company of a subscription agreement in form and substance approved by the Committee, together with payment in full for the shares subscribed for.

         FURTHER RESOLVED, that the officers of the corporation, or any of them, be and hereby are authorized to take such actions as they may deem necessary, advisable or appropriate to effectuate and carry out the purposes and intent of the foregoing resolutions.


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